SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2009

ENDEAVOR POWER CORP.

(f.k.a. Endeavor Uranium, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	000-52534	72-1619357
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3939 Royal Drive, Suite 226 Kennesaw, GA 30144
(Address of principal executive offices)
Office: (770) 794-1215 Facsimile: (770) 794-1205
(Registrant’s Telephone Number)

501 W. Broadway, Suite 800

San Diego, CA 92101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Endeavor Power Corp.

From 8-K

Current Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Endeavor Power Corp. (the “Registrant”) took the following actions by unanimous written consent on February 17, 2009: Ms. Jennifer Karlovsky resigned from all positions with the Registrant, including Chief Executive Officer, Chief Financial Officer and Director and, as her final act as the sole member of the Company’s Board of Directors, Ms. Karlovsky appointed Mr. Harry Lappa as the Company’s sole director and Mr. Brandon Toth as the Company’s new President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Lappa and Mr. Toth accepted such appointment. . Ms. Karlovsky informed the Company that her decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

HARRY LAPPA. Harry Lappa has 23 years experience in the financial industry. Harry is a graduate of the University of Regina located in Regina, Saskatchewan, Canada where he obtained his B.A. Between 1985 and 1989, Mr. Lappa served as a financial officer for Employment and Immigration Canada. From 1989 - 2003, Mr. Lappa held various management positions with a Canadian utility, including those of Project Management, Information Technology and Operations. Since 2004, Mr. Lappa has been involved with Iciena Ventures, as a director until 2007, and then as Vice President and Chief Financial Officer. In 2008, Mr. Lappa became President of Iciena Ventures, which is a publicly traded diamond exploration company operating primarily in Brazil.

BRANDON TOTH. For the past five years Mr. Toth has been an officer and a member of the board of directors for a private energy company. Further, Mr. Toth’s background includes many years working in the natural resource development sector in corporate development and strategic communications. Originally serving on the board of directors and as the Vice President of Communication for Titan Oil and Gas, Inc., Mr. Toth has been an integral part of the ongoing turnaround process. As Director, Mr. Toth brings to bear his understanding of all aspects of natural resource corporate development from project evaluation to key communications in order to build a solid future. Mr. Toth’s experience is valued also because he understands where markets perceive value in companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 18, 2009

Endeavor Power Corp.

By:  /s/ Brandon Toth

Brandon Toth

President & Chief Executive Officer